Third Quarter 2020 Earnings Conference Call 10/20/2020 Exhibit 99.2

This presentation contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of significant decreases in oil and gas prices on our energy portfolio, the impact of the COVID-19 pandemic on the economy and our operations, the adequacy of our enterprise risk management framework, the impact of the MidSouth acquisition or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation (including potential future legislation enacted as a result of the upcoming 2020 election), the impact of the change in the referenced rate reform, deposit trends, credit quality trends, the impact of PPP loans on our results, changes in interest rates, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook," or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Given the many unknowns and risks being heavily weighted to the downside, our forward-looking statements are subject to the risk that conditions will be substantially different than we are currently expecting. If efforts to contain COVID-19 are unsuccessful and restrictions on movement last into the fourth quarter or beyond, the recession would be much longer and much more severe. Ineffective fiscal stimulus, or an extended delay in implementing it, are also major downside risks. The deeper the recession is, and the longer it lasts, the more it will damage consumer fundamentals and sentiment. This could both prolong the recession, and/or make any recovery weaker. Similarly, the recession could damage business fundamentals, and an extended global recession due to COVID-19 would weaken the U.S. recovery. As a result, the outbreak and its consequences, including responsive measures to manage it, have had and are likely to continue to have an adverse effect, possibly materially, on our business and financial performance by adversely affecting, possibly materially, the demand and profitability of our products and services, the valuation of assets and our ability to meet the needs of our customers. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, in Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 and in other periodic reports that we file with the SEC. Important cautionary statement about forward-looking statements

Non-GAAP Reconciliations & Glossary of Terms Throughout this presentation we may use non-GAAP numbers to supplement the evaluation of our performance. The items noted below with an asterisk, "*", are considered non-GAAP. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Reconciliations of those non-GAAP measures to the comparable GAAP measure are included in the appendix to this presentation. The earnings release, financial tables and supporting slide presentation can be found on the company’s Investor Relations website at investors.hancockwhitney.com. 1H20 – First Half of 2020 1Q20 – First Quarter of 2020 1Q21 – First Quarter of 2021 2H20 – Second Half of 2020 2Q20 – Second Quarter of 2020 3Q19 – Third Quarter of 2019 3Q20 – Third Quarter of 2020 4Q20 – Fourth Quarter of 2020 AFS – Available for sale securities ACL – Allowance for credit losses Annualized – Calculated to reflect a rate based on a full year bps – basis points BOLI – Bank-owned life insurance CCB – Capital Conservation Buffer C&D – Construction and land development loans C&I – Commercial and industrial loans CDI – Core Deposit Intangible CECL – Current Expected Credit Losses (new accounting standard effective 1/1/2020) CET1 – Common Equity Tier 1 Ratio COVID-19 – Pandemic related virus CRE – Commercial real estate CSO – Corporate strategic objective DDA – Noninterest-bearing demand deposit accounts DP – Data processing (e) - Estimated *Efficiency ratio – noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items Energy Cycle – Refers to the energy cycle beginning in November of 2014 EOP – End of period EPS – Earnings per share FTE – Full time equivalent HFS – Held for sale HTM – Held to maturity securities ICRE – Income-producing commercial real estate IRR – Interest rate risk LIBOR – London Inter-Bank Offered Rate Linked-quarter (LQ) – current quarter compared to previous quarter LOB – Line of Business LQA – Linked-quarter annualized M&A – Mergers and acquisitions MM – Dollars in millions MSL – MidSouth Bancorp, Inc. NII – Net interest income *NIM – Net interest margin (TE) NPA – Nonperforming assets NPL – Nonperforming loans O&G – Oil and gas OCI – Other comprehensive income OFA – Other foreclosed assets *Operating – Financial measure excluding nonoperating items *Operating Leverage – Operating revenue (TE) less operating expense ORE – Other real estate PAA – Purchase accounting adjustments from business combinations; including loan accretion, offset by any amortization of a bond portfolio premium, amortization of an indemnification asset and amortization of intangibles *PPNR – Pre-provision net revenue PPP – SBA’s Paycheck Protection Program related to COVID-19 RBL – Reserve-based lending ROA – Return on average assets ROTCE – Return on tangible common equity SBA – Small Business Administration S1 – Stronger Near-term Growth S2 – Slower Near-term Growth S3 – Moderate Recession S4 – Protracted Slump TCE – Tangible common equity ratio (common shareholders’ equity less intangible assets divided by total assets less intangible assets) TDR – Troubled Debt Restructuring TE – Taxable equivalent (calculated using the current statutory federal tax rate) Y-o-Y – Year over year

Corporate Profile (as of September 30, 2020)

- $33.2 billion in Total Assets
- $22.2 billion in Total Loans (includes $2.3 billion in PPP loans)
- $27.0 billion in Total Deposits
- CET1 ratio 10.29%(e); Tangible Common Equity (TCE) ratio 7.53%
- $1.6 billion in Market Capitalization
- Over 200 banking locations and nearly 300 ATMs across our footprint
- Approximately 4,050 (FTE) employees corporate-wide
- Moody's long-term issuer rating: Baa3
- S&P long-term issuer rating: BBB
- Named one of America's Best Midsize Employers by Forbes
- Rated among the strongest, safest financial institutions in the country by BauerFinancial, Inc. for 124 consecutive quarters
- Earned top customer service marks with Greenwich Excellence Awards


NASHVILLE
DALLAS
MARSHALL
TYLER
LONGVIEW
SHREVEPORT
NATCHITOCHES
JACKSON
MONTGOMERY
COLLEGE STATION
HATTIESBURG
CONROE
BEAUMONT
LAKE CHARLES
BATON ROUGE
GULFPORT
MOBILE
HOUSTON
LAFAYETTE
HOUMA
NEW ORLEANS
PENSACOLA
PANAMA CITY
TALLAHASSEE
JACKSONVILLE
TAMPA
10

HWC
Nasdaq Listed

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HANCOCK WHITNEY

Third Quarter 2020

- Net income of $79.4 million, or $.90 per diluted share, compared to a loss of $117.1 million, or ($1.36), in 2Q20
- 2Q20 included energy loan sale provision of $160.1 million, or ($1.47), and COVID-19 provision of $146.8 million, or ($1.34)
- Pre-provision net revenue (PPNR) totaled $126.3 million, up $7.8 million, or 7%, linked-quarter
- 3Q20 provision totaled $25 million, net charge-offs totaled $24 million; ACL remains strong at 2.40% (excluding PPP loans)
- NIM stable at 3.23%
- Nonperforming loans declined $13 million, or 7%, linked-quarter
- Criticized commercial loans increased $64 million, or 18%, linked quarter, reflecting the economic impact of COVID-19 on many clients
- CET1 ratio 10.29%, up 51 bps; TCE ratio 7.53%, up 20 bps
- Loans declined $388 million linked-quarter, reflecting the current economic environment
- Deposits decreased $292 million linked-quarter, mainly reflecting a reduction in brokered CD funding

($s in millions; except per share data)	3Q20	2Q20	3Q19
Net Income (loss)	$79.4	($117.1)	$67.8
Provision for credit losses excluding loan sale	$25.0	$146.8	$12.4
Provision related to energy loan sale	—	$160.1	—
Merger-related costs	—	—	28.8
Earnings Per Share – diluted	$0.90	($1.36)	$0.77
Return on Assets (%) (ROA)	0.97	(1.42)	0.92
Return on Tangible Common Equity (%) (ROTCE)	13.14	(18.75)	10.77
Net Interest Margin (%)	3.23	3.23	3.41
Net Charge-offs (%)	0.43	5.30	0.25
CET1 Ratio (%)	10.29	9.78	11.02
Tangible Common Equity (%)	7.53	7.33	8.82
Pre-Provision Net Revenue (TE)*	$126.3	$118.5	$125.1
Efficiency Ratio (%)	59.3	60.7	58.1

*Non-GAAP measures. See slides 31-33 for non-GAAP reconciliations.

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HANCOCK WHITNEY

2020 Hurricane Season Impact Hurricane Laura Hurricane Sally Hurricane Delta Hurricane Delta made landfall in Southwest Louisiana October 9 29 banking locations in hurricane impacted areas Hurricane Sally made landfall September 16 in Gulf Shores, AL 7 banking locations in hurricane impacted areas Hurricane Laura made landfall in Southwest Louisiana August 26-27, about 70 miles from the LA/TX border 29 banking locations in hurricane impacted areas The overactive hurricane season impacted several of our Gulf Coast markets, including Southwest Louisiana, Alabama and the Florida Panhandle No material provision expense is expected from the impact of the hurricanes Mobile banking units and ATMS were deployed to affected areas Provided 55,000 hot meals to impacted families

Loans totaled $22.2 billion, down $388 million, net, linked-quarter Lack of quarterly loan growth reflects limited demand throughout the footprint Mortgage, indirect and consumer loans are main drivers of decline Energy portfolio down $14 million linked-quarter Nonenergy commercial loans down $153 million from June 30, 2020 related to payoffs, paydowns and charge-offs Loan growth expectations tempered through the end of 2020 3Q Loan Decline Reflects Current Economic Environment

PPP Loans The company originated more than 13,000 PPP loans totaling $2.4 billion in rounds 1 and 2 of the program, with 11,874 loans, or $785 million, in loans less than $350K (see chart below) Total fees approximate $75 million Effective yield on PPP loans approximately 4% based on current expectations Impact of PPP loans will continue to be significant through 4Q20 then begin to decline as forgiveness ramps up PPP Loans by Market $2.4 billion Originated PPP Loan Data Loan Size # of Loans $ of Loans (billions) SBA Fee % $ Fee (millions) <$350k 11,874 $0.8 5.00% $39.2 $350k -$2mm 1,259 $1.0 3.00% $29.3 >$2mm 170 $0.6 1.00% $6.0 Total 13,303 $2.4 3.15% $74.5

Commercial Loans (C&I, CRE, C&D)* *Excludes $2.3 billion in net PPP loans As of September 30, 2020 Total Commercial Loans Outstanding % of Total Loans Commitment ($s in millions) Real Estate, Rental and Leasing $3,299 16.6% $4,164 Retail Trade 1,767 8.9% 2,128 Health Care and Social Assistance 1,588 8.0% 2,099 Hospitality 1,162 5.8% 1,288 Manufacturing 969 4.9% 1,607 Construction 838 4.2% 1,703 Transportation and Warehousing 833 4.2% 1,048 Public Administration 697 3.5% 720 Wholesale Trade 683 3.4% 1,201 Finance and Insurance 659 3.3% 1,123 Professional, Scientific, and Technical Services 495 2.5% 868 Other Services (except Public Administration) 454 2.3% 550 Educational Services 340 1.7% 513 Energy 338 1.7% 509 Other (less than 1% individually) 1,094 5.5% 2,202 Grand Total $15,216 76.4% $21,723

Retail – 8.9% of Total Loans*

- Retail ICRE portfolio is fairly segmented and primarily comprised of national anchored centers, single credit tenant facilities, and unanchored centers
- Retail goods and services is diversified across numerous subsectors with the larger concentrations in convenience stores, automobile dealerships and food/beverage stores
- Excludes $193 million in PPP loans
- $33 million in active deferrals as of 9-30-20


Retail Loan Portfolio Mix
$1.8 billion
9/30/20
Food & Beverage 8%
Gasoline Stations 21%
Motor Vehicle & Parts 16%
Furniture & Home Furnishings 4%
Other 13%
ICRE Retail 38%

$ in Millions	East	Central	West	Other	Total	Commitment	$ NPL	% NPL	$ Criticized	% Criticized	$ Deferrals	% Deferrals
Retail - ICRE	$149	$312	$210	–	$671	$721	—	—	$1	–	$7	1%
Gasoline Stations	67	204	99	8	378	452	1	–	1	–	9	2%
Motor Vehicle and Parts Dealers	108	96	77	–	281	373	1	–	1	–	13	5%
Food and Beverage Stores	17	58	16	42	132	155	–	–	1	1%	–	–
Furniture and Home Furnishings Stores	36	2	33	–	71	113	4	6%	4	6%	–	–
Nonstore Retailers	7	1	2	51	61	68	–	–	–	–	–	1%
Building Material and Garden Equipment and Supplies Dealers	43	15	5	–	62	83	–	–	5	8%	2	3%
Health and Personal Care Stores	22	6	2	–	30	43	–	–	1	3%	–	–
Miscellaneous Store Retailers	8	15	4	–	27	48	–	–	–	–	1	2%
Clothing and Clothing Accessories Stores	14	5	5	–	24	29	–	–	–	–	–	–
General Merchandise	23	–	–	–	23	30	–	–	–	–	–	–
Sporting Goods, Hobby, Book, and Music Stores	2	2	–	–	4	8	–	–	–	–	–	–
Electronics and Appliance Stores	1	–	–	–	2	4	–	–	–	–	–	–
TOTAL RETAIL	**$498**	**$716**	**$452**	**$101**	**$1,767**	**$2,128**	**$6**	–	**$14**	**1%**	**$33**	**2%**

*Excludes PPP loans

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HANCOCK WHITNEY

East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX)

Healthcare – 8.0% of Total Loans* Healthcare predominantly includes doctors’ offices, nursing/long-term care and hospitals and represents 8.0% of total loans Approximately half of the healthcare outstandings are in our Nashville market managed by our dedicated healthcare lending team, while the remaining represents regional relationships and real estate loans to customers in our footprint Excludes $311 million in PPP loans $9 million in active deferrals as of 9-30-20 East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX) *Excludes PPP loans $ in Millions East Central West Other Total Commitment $ NPL % NPL $ Criticized % Criticized $ Deferrals % Deferrals Offices of Physicians & Dentists $285 $114 $66 12 $478 $601 $1 — $3 1% $8 2% Assisted Living (ICRE) 222 56 94 — 372 435 — — 10 3% — — Hospitals 94 112 74 8 288 439 1 1% 1 1% — — Assisted Living (non-ICRE) 114 62 31 — 207 238 14 7% 15 7% — — Ambulatory Healthcare Services 112 24 44 7 188 314 — — 24 13% — — Social Assistance 21 15 14 5 54 71 — — — — 1 2% TOTAL HEALTHCARE $848 $383 $324 $33 $1,588 $2,099 $17 1% $54 3% $9 1%

Hospitality – 5.8% of Total Loans* As a result of COVID-19, business, leisure and international travel has generally ceased and is likely to be significantly curtailed in the near term Hospitality is comprised of Accommodation & Food Service and Arts, Entertainment & Recreation and represents 5.8% of total loans Excludes $223 million in PPP loans $125 million in active deferrals as of 9-30-20 East (MS, AL, FL, TN); Central (Greater N.O., SELA); West (SWLA, TX) *Excludes PPP loans $ in Millions East Central West Other Total Commitment $ NPL % NPL $ Criticized % Criticized $ Deferrals % Deferrals Hotel $173 $250 $100 — $523 $557 $1 — $17 3% $79 15% Restaurants Full Service, Casual Dining and Bars 116 193 61 — 370 407 2 — 21 6% 39 11% Entertainment 30 99 18 — 147 175 1 — 12 8% 6 4% Restaurants Limited Service 31 24 66 — 121 149 — — 1 1% 2 1% TOTAL HOSPITALITY $350 $566 $246 --- $1,162 $1,288 $3 — $52 4% $125 11%

Energy loans totaled $338 million, or 1.7% of total loans, down $14 million, or 4%, linked-quarter As a result of the energy loan sale - closed July 21, 2020 and included in 2Q20 results - our remaining energy portfolio is comprised mostly of support services credits Energy ACL at September 30, 2020 was 6.3% $2 million in active deferrals as of 9-30-20 Energy – 1.7% of Total Loans* *Excludes PPP loans $ in Millions East Central West Other Total Commitment $ NPL % NPL $ Criticized % Criticized $ Deferrals % Deferrals Support Nondrilling $1 $190 $57 — $248 $335 $16 7% $58 23% $2 1% Upstream — 1 — — 1 2 — --- — --- — — Midstream — — 2 — 2 5 — — 1 43% — — Support Drilling 1 7 79 — 88 139 — — 22 25% 1 1% Downstream — — — — — — — — — --- — — TOTAL ENERGY $2 $198 $138 -— $338 $481 $16 5% $81 24% $2 1%

3Q20 Sectors Under Focus* *Excludes PPP loans As of September 30, 2020 $ in million Loans $ NPL % NPL $ Criticized % Criticized $ Deferrals % Deferrals Health Care and Social Assistance               Hospitals 288 1 1% 1 1% — — Offices of Physicians & Dentists 478 1 — 3 1% 8 2% Assisted Living (ICRE) 372 — — 10 3% — — Assisted Living (non-ICRE) 207 14 7% 15 7% — — All other Health Care 242 — — 24 10% 1 — Total Health Care and Social Assistance 1,588 17 1% 54 3% 9 1% Hospitality               Hotel 523 1 — 17 3% 79 15% Restaurants Full Service, Casual Dining and Bars 370 2 — 21 6% 39 11% Restaurants Limited Service 121 — — 1 1% 2 1% Entertainment 147 1 — 12 8% 6 4% Total Hospitality 1,162 3 — 52 4% 125 11% Retail               Retail - ICRE 671 — — 1 — 7 1% Retail Goods and Services 1,096 6 1% 13 1% 26 2% Total Retail Trade 1,767 6 — 14 1% 33 2% Energy 338 16 5% 81 24% 2 1% GRAND TOTAL 4,855 42 1% 200 4% 170 4%

Deferrals peaked on 5/14/20 at $3.6 billion of outstandings; totaled $284 million at 9-30-20 Approximately $157 million of deferrals expired during the month of September We expect certain clients will need extended deferrals and some will need a structured solution Most COVID-19 Related Deferrals Return to Paying Status $s in billions Total Deferrals - $3.6B Expired Deferrals - $3.3 billion Active Deferrals - $284 million Paying/Paid Off – $3.0 billion* (91% of Expired Deferrals) Pending Payment - $328 million Commercial $211 million Consumer $73 million * Includes $222 million in Structured Solutions

NPLs Lower; Criticized Loans Begin to Show Impact of COVID-19 Nonperforming loans totaled $181 million at September 30, 2020, down $13 million, or 7%, linked-quarter Total nonperforming loans $284 $307 $288 $194 $181 % of total loans* 1.35% 1.45% 1.34% 0.95% 0.91% % of total loans* *Excludes PPP loans Criticized commercial loans totaled $412 million at September 30, 2020, up $64 million, or 18%, linked-quarter Total criticized commercial loans $659 $581 $530 $348 $412 % of total commercial loans* 4.15% 3.62% 3.24% 2.26% 2.70%

Provision for Credit Losses Provision for the third quarter of 2020 totaled $25.0 million, including charge-offs of $24.0 million and a reserve build of $1.0 million Weighting applied to Moody's September 2020 economic scenarios was consistent with the prior quarter Additional provisions may be required if the economy deteriorates beyond current forecasts Significant assumptions in economic forecasts incorporate a second pandemic wave not significant enough to shut down the economy, an anticipated widely distributed COVID-19 vaccine in early to mid 2021 and an additional government stimulus in late 2020/early 2021 Net charge-offs included $17.3 million from healthcare-dependent credits, $6.0 million of various other commercial credits and no charge-offs from energy credits Expect 4Q20 provision to remain in line with 3Q20 provision and approximate net charge-offs  ($s in millions) Charge-Offs Reserve Build (Release) Total Provision Commercial Nonenergy $23.2 $6.8 $30.0 Energy - 1.5 1.5 Residential Mortgage (0.3) (5.6) (5.9) Consumer 1.1 (1.7) (0.6) Total $24.0 $1.0 $25.0

Total ACL (including the reserve for unfunded commitments) as a percentage of total loans at September 30, 2020 was 6.33% for the energy portfolio and 2.09% for the nonenergy portfolio At June 30, 2020, the ACL percentage to total loans was 5.66% for the energy portfolio and 2.06% for the nonenergy portfolio Allowance for Credit Losses (ACL) 9/30/2020 6/30/2020 Portfolio ($ in millions) Amount % of Loan and Leases Outstanding Amount % of Loan and Leases Outstanding Commercial Nonenergy $326 2.19% $317 2.10% Energy 20 5.93% 18 5.30% Residential Mortgage 52 1.88% 57 2.02% Consumer 49 2.49% 50 2.43% PPP Loans 2 0.10%  --- --- Allowance for Loan and Lease Losses $449 2.02% $442 1.96% Reserve for Unfunded Lending Commitments 31 ---  37 ---  Allowance for Credit Losses $480 2.16% $479 2.12% Allowance for Credit Losses – Excluding PPP Loans $478 2.40% $479 2.36%

Securities Portfolio Conservative with Minimal Risk Portfolio totaled $6.8 billion, up $671 million, or 11%, linked-quarter due to reinvestment of excess liquidity 100% fixed rate, no credit impairment MBS and CMO holdings are all US Agency backed securities or direct obligations of the US government CMBS have prepayment protection and principal is fully guaranteed by the US Agencies Municipal portfolio credit quality is strong with 100% of the portfolio either investment grade, pre-refunded, or has a AA insured underlying rating Premium amortization totaled $11.5 million, up $1.5 million linked-quarter Yield 2.31%, down 16 bps linked-quarter Unrealized net gain of $236.8 million on AFS up slightly from June 30, 2020 21% HTM, 79% AFS Duration 4.00 years compared to 3.79 years at June 30, 2020

Higher Core Deposits Reflects Resiliency Total deposits of $27.0 billion, down $292 million, or 1%, linked-quarter Noninterest-bearing demand deposits (DDAs) increased $122 million Interest-bearing transaction and savings deposits increased $367 million Time deposits (retail) decreased $239 million Time deposits (brokered) decreased $392 million Interest-bearing public fund deposits decreased $150 million DDAs comprised 44% of total period-end deposits September cost of deposits 20 bps, down 46 bps from year-end and down 9 bps from June 2020

Strong Liquidity $18 Billion in Available Sources $ in millions Total Available Amount Used Net Availability Internal Sources       Free Securities and other $4,719 $— $4,719 External Sources     Federal Home Loan Bank (FHLB) 6,248 2,591 3,657 Federal Reserve Bank (FRB) 4,567 — 4,567 Brokered Deposits 4,055 105 3,950 Other 1,244 — 1,244 TOTAL LIQUIDITY $20,833 $2,696 $18,137 * Includes PPP loans

Net interest margin (NIM) stable at 3.23%; net interest income (TE) down $2.7 million 3Q20 Headwinds: Impact of lower securities yield Lower accretion levels related to MSL acquisition Full quarter impact of subdebt (issued June 2020) Anemic loan growth 3Q20 Tailwinds: Focus on lower cost of deposits Impact of PPP loans (approximately 4% effective yield) Reduction of surplus liquidity related to COVID-19 Proactive deposit pricing helped offset the impact from a lower rate environment Expect 4Q20 NIM to remain relatively stable NIM to Remain Relatively Stable in 2020 Cost of Deposits

Loans, excluding PPP, totaled $19.9 billion at September 30, 2020 Loan portfolio 54% ($11 billion) variable at September 30, 2020 (excludes PPP) 59% ($6.3 billion) of variable loans are LIBOR-based (32% of total loan portfolio) 98% of the LIBOR loans are tied to 1 month LIBOR; 2% of the LIBOR loans are tied to 3 month LIBOR 31% ($3.3 billion) tied to Wall Street Journal Prime Approximately 35% ($3.4 billion) of variable rate loans are at or below their floor (excludes mortgage and credit cards) Majority of floors are struck at a Fed Funds level of 1.00%, with $1.7B in loans striking floors at this level; once rates increase above 1%, the majority of these floored loans will convert back to floating $1.2 billion of receive fixed/pay variable swaps on the balance sheet (receive 217 bps, pay 1 month Libor) IRR Sensitivity

Improvement in Fee Income; Some Nonrecurring Noninterest income totaled $83.7 million, up $9.8 million, or 13% linked-quarter Service charges and bank card & ATM fees up primarily due to increased activity, although lower than pre-pandemic levels Secondary mortgage fees impacted by favorable rate environment Other income increase related to higher levels of specialty income (BOLI) in 3Q20 Similar levels of mortgage and specialty income not expected in 4Q20

A Focus on Expense Control; More Initiatives Underway Noninterest expense totaled $195.8 million, down $0.8 million, or less than 1% linked-quarter Personnel expense decrease mostly related to lower incentive pay and payroll taxes Professional services increase related to consulting fees associated with PPP forgiveness Expect a lower level of expense in 4Q20 related to the impact of the following initiatives implemented in 3Q20 and a continued focus on expense control: Closed 2 NY/NJ trust offices in mid-September Closing 12 branch locations in LA and MS in late October 2020 FTE headcount down 138 from June 30, 2020 due in part to higher vacancy and attrition levels, as well as other cost reduction measures

Rebuilding Capital After 1H20 De-Risking Activities TCE ratio 7.53%, up 20 bps linked-quarter (8.12% excluding PPP loans) Tangible net earnings +26 bps Dividends -7 bps Change in OCI & other +1 bp CET1 ratio 10.29%, up 51 bps linked-quarter Issued $172.5 million of tier 2 capital (subdebt) in June of 2020 Intend to pay quarterly dividend in consultation with examiners; board reviews dividend policy quarterly Buybacks on hold Expect reported TCE to approximate 8% by year-end 2020 Tangible Common Equity Ratio Leverage (Tier 1) Ratio CET1 Ratio and Tier 1 Risked-Based Capital Ratio Total Risk-Based Capital Ratio September 30, 2020 7.53% 7.70%(e) 10.29%(e) 12.90%(e) June 30, 2020 7.33% 7.37% 9.78% 12.36% March 31, 2020 8.00% 8.40% 10.02% 11.87% December 31, 2019 8.45% 8.76% 10.50% 11.90% September 30, 2019 8.82% 9.49% 11.02% 12.43% (e) Estimated for most recent period-end; effective March 31, 2020 regulatory capital ratios reflect the election to use the five-year CECL transition rules

Solid Capital In Excess of Regulatory Minimums (1) Regulatory minimum with Capital Conservation Buffer (CCB) must be met in order for a bank holding company to engage in certain capital activities including, but not limited to, paying shareholder dividends. Leverage ratio does not have a CCB requirement. September 30, 2020 estimated regulatory capital ratios reflect the election to use the five-year CECL transition rules. Estimated Regulatory Capital as of September 30, 2020 $s in millions Common Equity Tier 1 Tier 1 Capital Total Risk-based Capital Tier 1 Leverage Ratio Total Asset Base $23,781 $23,781 $23,781 $31,772 Total Capital 2,446 2,446 3,067 2,446 Capital Ratio 10.29% 10.29% 12.90% 7.70% Regulatory Minimum $ with CCB (1) 1,665 2,021 2,497 1,271 Regulatory Minimum with CCB (1) 7.00% 8.50% 10.50% 4.00% Capital in excess of Regulatory 782 425 570 1,175 minimum with CCB 3.29% 1.79% 2.40% 3.70%

Appendix and Non-GAAP Reconciliations

Results *Non-GAAP measures. See slides 31-33 for non-GAAP reconciliations   3Q19 4Q19 1Q20 2Q20 3Q20 Operating PPNR (TE)* ($000) 125,077 125,660 115,688 118,518 126,346 Net Interest Income (TE)* ($000) 226,591 236,736 234,636 241,114 238,372 Net Interest Margin (TE)* 3.41% 3.43% 3.41% 3.23% 3.23% Noninterest Income ($000) 83,230 82,924 84,387 73,943 83,748 Operating Expense* ($000) 184,744 194,000 203,335 196,539 195,774 Efficiency Ratio* 58.05% 58.88% 62.06% 60.74% 59.29%

Balance Sheet Summary   3Q19 4Q19 1Q20 2Q20 3Q20 Average Loans ($MM) 20,197 21,038 21,234 22,957 22,408 Average Total Securities ($MM) 6,005 6,202 6,149 6,130 6,389 Average Deposits ($MM) 23,091 23,848 24,327 26,703 26,764 Loan Yield (TE) 4.84% 4.69% 4.56% 4.04% 3.95% Cost of Interest Bearing Deposits 1.30% 1.11% 1.01% 0.58% 0.39% Tangible Common Equity Ratio 8.82% 8.45% 8.00% 7.33% 7.53%

Operating Earnings & EPS Non-GAAP to GAAP Reconciliations   Three Months Ended (in thousands, except per share amounts) 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 Net Income (loss) $79,356 ($117,072) ($111,033) $92,132 $67,807 Net income or dividends allocated to participating securities (1,436) (422) (427) (1,566) (1,141) Net income (loss) available to common shareholders $77,920 ($117,494) ($111,460) $90,566 $66,666 Nonoperating items, net of income tax — — — 3,046 22,760 Nonoperating items allocated to participating securities — — — (52) (383) Operating earnings available to common shareholders $77,920 ($117,494) ($111,460) $93,560 $89,043             Weighted average common shares – diluted 86,400 86,301 87,186 88,315 86,462             Earnings per share – diluted $0.90 ($1.36) ($1.28) $1.03 $0.77 Operating earnings per share - diluted $0.90 ($1.36) ($1.28) $1.06 $1.03

Operating ROA, ROE & ROTCE Reconciliations   Three Months Ended (dollars in thousands) 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 Net Income $79,356 ($117,072) ($111,033) $92,132 $67,807 Nonoperating items, net of income tax — — — 3,046 22,760 Operating earnings $79,356 ($ 117,072) ($111,033) $95,178 $90,567             Average Assets $32,685,430 $33,136,706 $30,663,601 $30,343,293 $29,148,106 Average Equity $3,351,593 $3,465,617 $3,509,727 $3,473,693 $3,383,738 Average Tangible Common Equity 2,402,306 2,511,365 2,550,227 2,500,092 2,496,870             Return on average assets - operating 0.97% (1.42)% (1.46)% 1.24% 1.23% Return on average equity - operating 9.42% (13.59)% (12.72)% 10.87% 10.62% Return on average tangible common equity - operating 13.14% (18.75)% (17.51)% 15.10% 14.39%

Operating Revenue (TE), Operating PPNR (TE) Reconciliations Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.   Three Months Ended (in thousands) 9/30/2020 6/30/2020 3/31/2020 12/31/2019 9/30/2019 Net interest income $235,183 $237,866 $231,188 $233,156 $222,939 Noninterest income 83,748 73,943 84,387 82,924 83,230 Total revenue $318,931 $311,809 $315,575 $316,080 $306,169 Taxable equivalent adjustment 3,189 3,248 3,448 3,580 3,652 Operating revenue (TE) $322,120 $315,057 $319,023 $319,660 $309,821 Noninterest expense (195,774) (196,539) (203,335) (197,856) (213,554) Nonoperating expense — — — 3,856 28,810 Operating pre-provision net revenue $126,346 $118,518 $115,688 $125,660 $125,077

Third Quarter 2020 Earnings Conference Call 10/20/2020